CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 Blue Mountain Eco Tours Inc.

 We consent to the use of our report dated July 31, 2013 with respect to the financial statements of Blue Mountain Eco Tours Inc. as of and for the years ended December 31, 2012 and 2011 and the period from inception (December 13, 2010) through December 31, 2012, and the reference to our firm under the caption “Experts”, included in the Registration Statement on Form S-1/A amendment #4 filed by Blue Mountain Eco Tours Inc. dated August 2, 2013.

 /s/ M&K CPAS, PLLC

 Houston, Texas

September 20, 2013